Exhibit 99.1

Contact:

At the Company:

Maureen McCracken

802-461-2814

DISTRIBUTED ENERGY SYSTEMS CORP. AND NORTHERN POWER SYSTEMS, INC.

FILE VOLUNTARY CHAPTER 11 PETITIONS

Remains Committed to Providing the Highest Quality

Products and Services Throughout the Chapter 11 Process

Obtains $2 Million Financing Commitment

WALLINGFORD, CT, June 4, 2008 – DISTRIBUTED ENERGY SYSTEMS CORP. announced today that the corporation and its wholly-owned subsidiary, Northern Power Systems, Inc., have filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code. The company determined today’s voluntary filings were necessary to complete going-concern sales of the Northern Power unit and another wholly-owned subsidiary, Proton Energy Systems, Inc. and was the best course of action to maximize the value of the company’s assets for all stakeholders including its 175 employees.

The company expects its operations to function normally during the Chapter 11 process, with little or no impact on how it conducts business. The company will continue to fulfill customer demands and provide uninterrupted customer service by honoring commitments in the normal course of business. The company will continue paying suppliers for goods and services they provide after the filings, and will pay all wages and benefits for active employees, as usual and without interruption.

To fund its continuing operations during the Chapter 11 process, the company obtained a $2 million debtor-in-possession (DIP) financing commitment from its senior secured lender, Perseus Partners VII, L.P. Subject to bankruptcy court approval, the DIP financing will be used to supplement the company’s cash flow during the Chapter 11 process and is expected to provide adequate funds for the company to operate in the ordinary course of business.

Bernard Cherry, chief executive officer of Distributed Energy Systems Corp., said: “We are grateful for the continuing loyalty and support of our employees and customers. We intend to use the Chapter 11 process as a strategic vehicle to obtain the time and legal protection necessary to complete a structured sale of our two primary operating units, and to maintain the going concern value of both business units. Our dedication to providing our customers with the highest quality products and services will remain strong during this strategic process. “

The Chapter 11 filings were made earlier today, June 4, 2008, in the United States Bankruptcy Court for the District of Delaware, in Wilmington, Delaware. The company’s legal advisor with respect to the Chapter 11 filings is Young Conaway Stargatt & Taylor, LLP and its financial advisor is Allen & Company.

ABOUT DISTRIBUTED ENERGY SYSTEMS CORP:

Distributed Energy Systems was incorporated in Delaware on May 19, 2003 to create and deliver products and solutions to the new energy marketplace, giving users greater control over their energy cost, quality and reliability. The company brought together two established businesses: Northern Power Systems, Inc. and Proton Energy Systems, Inc., a wholly owned, non-debtor subsidiary of Distributed Energy Systems Corp. Together, Northern and Proton offer an array of practical energy technologies, including Proton’s advanced hydrogen generation products and Northern’s advanced technology wind turbines and power electronics.

More information about the companies is available at www.distributed-energy.com.

SAFE HARBOR STATEMENT:

This news release contains “forward-looking statements” that are based upon expectations, estimates, forecasts, projections and assumptions. Any statement in this news release that is not a statement of historical fact, including, but not limited to, projections of financial results, expected future financial position, or business strategy, and any other statements of plans, expectations, objectives, estimates and beliefs, is a forward looking statement. Words such as “look forward,” “will,” “anticipate,” “may,” “expect,” “plan,” “believe,” “intend,” “opportunity,” “potential,” and similar words, or the negatives of those words, are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict, and are not guarantees of future performance. As a result, actual future events may differ materially from any future results, performance or achievements expressed in, or implied by, this news release. Specific factors that might cause such a difference include, but are not limited to, changes in general and economic conditions, negative publicity, competition, and the need for additional financing. For a detailed discussion of risks and uncertainties, refer to the “Risk Factors” section in Distributed Energy Systems Corp.’s Form 10-K filed with the Securities and Exchange Commission on March 17, 2008 and in its Form 10-Q filed on May 12, 2008. Such forward-looking statements are inherently uncertain, and anyone relying on such statements must recognize that actual results may differ from expectations. The companies do not assume any responsibility, and expressly disclaim any responsibility, to issue updates to any forward-looking statements discussed in this news release, whether as a result of new information, future events or otherwise.

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